UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 26, 2019 (April 24, 2019)

OCEANFIRST FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-11713	22-3412577
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)
110 WEST FRONT STREET, RED BANK, NEW JERSEY 07701
(Address of principal executive offices, including zip code)
(732)240-4500
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.02	RESULTS OF OPERATION AND FINANCIAL CONDITION
On April 25, 2019, OceanFirst Financial Corp. (the “Company”) issued a press release announcing its financial results for the quarter ended March 31, 2019. That press release is attached to this Report as Exhibit 99.1.

ITEM 5.03	ADMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR
On April 24, 2019, the Board of Directors of the Registrant adopted a change to the Registrant’s Bylaws, which were effective upon adoption. The Bylaws, in amended and restated form, are filed herewith as Exhibit 3.2 and incorporated herein by reference. The Bylaws were amended so as to make certain conforming updates with respect to the elimination of the classified Board, and to provide instead for the annual election of directors, approved at the annual meeting of shareholders held on May 31, 2018.

ITEM 8.01	OTHER EVENTS
In the press release described in Item 2.02, the Company announced that the Board of Directors declared a regular quarterly cash dividend on the Company’s outstanding common stock. The cash dividend will be in the amount of $0.17 per share and will be payable on May 17, 2019 to the stockholders of record at the close of business on May 6, 2019.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	EXHIBITS

99.1	Press Release dated	April 25, 2019
3.2	Amended and Restated Bylaws of OceanFirst Financial Corp.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCEANFIRST FINANCIAL CORP.

Dated:	April 26, 2019	/s/ Michael J. Fitzpatrick
Michael J. Fitzpatrick
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit	Description
99.1	Press Release dated	April 25, 2019
3.2	Amended and Restated Bylaws of OceanFirst Financial Corp.